Exhibit 4.40

Execution version

Dated 29 January 2013

PARAGON SHIPPING INC.
as Borrower

and

THE BANKS AND FINANCIAL INSTITUTIONS
LISTED IN SCHEDULE 1
as Lenders

and

THE BANKS AND FINANCIAL INSTITUTIONS
LISTED IN SCHEDULE 2
as Lead Arrangers and Swap Banks

and

NORDEA BANK FINLAND PLC, London Branch
as Agent, Bookrunner
and as Security Trustee

and

OVATION SERVICES INC.,
CORAL VENTURES INC.,
WINSELET SHIPPING & TRADING CO. LTD.,
AMINTA INTERNATIONAL S.A.
and
ADONIA ENTERPRISES S.A.
as Guarantors

SUPPLEMENTAL AGREEMENT
relating to
a facility of (originally) up to US$89,515,100 to part finance the purchase price of four Handymax bulk carriers

Watson, Farley & Williams

Index

Clause		Page

1	Interpretation	2
2	Agreement of the Creditor Parties	2
3	Conditions Precedent	3
4	Representations and Warranties	4
5	Amendment and Supplement of Loan Agreement, Master Agreements and Other Finance Documents	4
6	Further Assurances	9
7	Fees and Expenses	10
8	Communications	10
9	Supplemental	10
10	Law and Jurisdiction	10
Schedule 1 lenders		11
Schedule 2 Lead Arrangers and Swap Banks		12
Schedule 3 Existing Ships		13
Schedule 4 Existing Mortgages		14
Schedule 5 Credit Facilities		15
Execution Pages		16
Appendix Form of Mortgage Addendum		20

THIS AGREEMENT is made on 29 January 2013

PARTIES

(1)
PARAGON SHIPPING INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH96960 as Borrower (the "Borrower")

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders (the "Lenders")

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as Lead Arrangers (the "Lead Arrangers")

(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as Swap Banks (the "Swap Banks")

(5)	NORDEA BANK FINLAND PLC, London Branch, acting through its office at City Place House, 55 Basinghall Street, London, EC2V 5NB as Agent (the "Agent")

(6)	NORDEA BANK FINLAND PLC, London Branch, acting through its office at City Place House, 55 Basinghall Street, London, EC2V 5NB as Security Trustee (the "Security Trustee")

(7)	NORDEA BANK FINLAND PLC, London Branch, acting through its office at City Place House, 55 Basinghall Street, London, EC2V 5NB as Bookrunner ("Bookrunner")

(8)
OVATION SERVICES INC. a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, the Marshall Islands MH96960 and CORAL VENTURES INC., WINSELET SHIPPING & TRADING CO. LTD., AMINTA INTERNATIONAL S.A. and ADONIA ENTERPRISES S.A. each being a corporation incorporated on the Republic of Liberia whose registered offices are at 80 Broad Street, Monrovia, Liberia (together the "Guarantors" and each a "Guarantor")

BACKGROUND

(A)
By a loan agreement dated 5 May 2011 as amended and supplemented pursuant to a waiver and amendment letter dated 13 January 2012 and made between (i) the Borrower, (ii) the Lenders, (iii) the Lead Arrangers, (iv) the Swap Banks, (v) the Bookrunner, (vi) the Agent and (vii) the Security Trustee, the Lenders have agreed to make available to the Borrower a facility of (originally) US$89,515,100.

(B)
By guarantees each dated 5 May 2011 each of the Guarantors agreed to guarantee the obligations of the Borrower to the Creditor Parties pursuant to the Loan Agreement, any Master Agreement and any other Finance Document.

(C)
The Borrower and the Security Parties have requested that the Creditor Parties consent to, among other things, extend the Availability Period and to temporary and permanent changes to the financial, minimum security and certain other covenants in the Loan Agreement. In conjunction with such amendments, the Lenders require that an increase to the Margin is made throughout the waiver period.

(D)
This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Borrower and the Security Parties, to those matters set out in Clause 2.1 and to the consequential amendment of the Loan Agreement, any Master Agreement and amendment of the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

"Credit Facilities" means the credit facilities entered into by the Borrower as listed in Schedule 5; and

"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied.

"Existing Mortgages" means the Mortgages listed in Schedule 4 and, in the singular, means any one of them.

"Existing Ships" means the Ships listed in Schedule 3 and, in the singular, means any one of them.

"Loan Agreement" means the loan agreement dated 5 May 2011 (as amended and supplemented by a waiver and amendment letter dated 13 January 2012) as referred to in Recital (A).

"Mortgage Addendum" means, in relation to each Existing Mortgage, the addendum thereto in the form set out in the Appendix hereto and, in the plural, means all such Mortgage Addenda.

"Signing Date" means the date on which this Agreement is signed.

"Request Letter" means the letter sent by the Borrower to the Agent dated 27 November 2012 in respect of the amendment and waiver of certain provisions of the Loan Agreement to which is attached the proposed waiver and amendments to the other Credit Facilities

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders and other Creditor Parties

The Lenders and the other Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the amendment and supplement of the Loan Agreement, any Master Agreement and the Finance Documents to be made pursuant to Clauses 5.1 and 5.2.

2.2	Effective Date

The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General

The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence, in all respects in form and substance satisfactory to the Agent and its lawyers on or before 31 January 2013 or such later date as the Agent may agree with the Borrower and the other Security Parties:

(a)
documents of the kind specified in Schedule 3, Part A, paragraphs 3, 4 and 5 of the Loan Agreement as amended and supplemented by this Agreement notarised as required and updated with appropriate modifications to refer to this Agreement and the Mortgage Addenda and, in the case of the Borrower, ratifying the execution by only one attorney-in-fact of the waiver and amendment letter dated 13 January 2012 and, to the extent these have changed since they were last provided to the Agent, documents of the kind specified in Schedule 3, Part A, paragraph 2 of the Loan Agreement or a certificate confirming that these documents remain in full force and effect and have not been modified or amended in any way since the date of their delivery to the Agent;

(b)	a duly executed original of this Agreement duly executed by the parties to it;

(c)	a duly executed original of each Mortgage Addendum;

(d)
documentary evidence that in the case of each Existing Ship, the relevant Mortgage Addendum has been duly recorded against that Existing Ship as a valid addendum to the relevant Existing Mortgage according to the laws of Liberia;

(e)	evidence in a form and substance satisfactory to the Agent of an equity injection in the amount of $10,000,000 to cover shortfalls in the Borrower's resources;

(f)	certified true copies of the amendments to the Shipbuilding Contracts in respect of Hull 612 and Hull 625;

(g)
evidence that the Agent has received the arrangement fee payable under Clause 7.1 and that all other fees and expenses payable pursuant to Clause 7.2 of this Agreement or clause 20 of the Loan Agreement have been paid;

(h)	evidence that $750,000 has been credited to each of the Earnings Accounts in relation to each of the Existing Ships;

(i)
to the extent required by any change in applicable law and regulation or any changes in the Creditor Parties' own internal guidelines since the date on which the applicable documents and evidence were delivered to the Agent pursuant to clause 9.1(a) and Schedule 3 Part A paragraph 9 of the Loan Agreement, such further documents and evidence as the Agent shall require relating to each Creditor Party's "know your customer" requirements;

(j)
favourable legal opinions from lawyers appointed by the Agent on such matters of Marshall Islands and Liberia law and any further opinions, consents, agreements and documents in connection with this Agreement, the Master Agreements and the Finance Documents which the Agent may reasonably request by notice to the Borrower prior to the Effective Date;

(k)	evidence acceptable to the Agent, acting on the instructions of all of the Lenders, that each of the Credit Facilities have been amended and any defaults waived upon the Effective Date in a satisfactory manner so as to comply with the Request Letter and with the approval of all of the creditors under such Credit Facilities; and

(I)	that both at the Signing Date and at the Effective Date no Event of Default or Default other than those contemplated in the Request Letter has occurred.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement (other than clause 10.3), as amended by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, each Mortgage Addendum remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2	Repetition of Finance Document representations and warranties

The Borrower and each Guarantor represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate each Mortgage Addendum, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENT AND SUPPLEMENT OF LOAN AGREEMENT, MASTER AGREEMENTS AND OTHER FINANCE DOCUMENTS

5.1	Specific amendment and supplement of the Loan Agreement

(a)	With effect on and from the Effective Date the following definitions shall be inserted alphabetically into clause 1.2 of the Loan Agreement:

""Effective Date" has the meaning given to it in the Supplemental Agreement;"

""Supplemental Agreement" means the supplemental agreement dated January 2013 pursuant to which this Agreement was amended and supplemented;" and

""Waiver Period" means the period commencing from 30 September 2012 up to and including 31 December 2014;".

(b)	The definition of "Availability Period" shall be amended so that the words: "31 July 2013" in (a) are deleted and replaced with the words: "28 April 2014".

(c)	The definition of "Margin" shall be deleted and replaced as follows: "Margin" means:

(a)	subject to (b) and (c) below, with effect from the date of this Agreement two point seven five per cent. (2.75%) per annum;

(b)	during the Waiver Period, three point five zero per cent. (3.50%) per annum; and

(c)	with effect from 1 January 2015 and thereafter two point seven five per cent. (2.75%) per annum;".

(d)	The definition of "Mortgage" shall be read and construed so as to include each Mortgage Addendum executed pursuant to this Agreement.

(e)	Clause 4.2(a) of the Loan Agreement shall be amended so that the words: "210 days" shall be deleted and replaced with the words: "180 days".

(f)	Clause 4.2(d) of the Loan Agreement shall be deleted and replaced as follows:

"(d)
the amount of each Advance shall not exceed the lower of (i) the relevant Advance Drawdown Amount for that Ship and (ii) an amount equal to: (A) sixty five per cent. (65%) of the aggregate of the estimated Market Values on the proposed Delivery Date of (x) the Ship which is to be delivered and (y) of each other delivered Ship then subject to a Mortgage; less (B) the Loan outstanding immediately prior to the proposed Drawdown Date."

(g)
Clause 9.1 of the Loan Agreement will be amended by deleting the word "and" at the end of sub-clause (f), by replacing the full stop at the end of sub-clause (g) with "; and" and adding the following new sub-clause (h):

"(h)
in respect of any Drawdown Date which falls after the Effective Date, the Agent has received documentary evidence in a form satisfactory to the Agent that the unsecured loan facility of up to $30,000,000, of which $14,000,000 is outstanding as at the Effective Date, and made available by the Borrower to Box Ships Inc. pursuant to a loan agreement dated 27 May 2011 has been repaid in full.".

(h)
Clause 11.6 of the Loan Agreement will be amended by deleting the word "and" at the end of sub-clause (b), by replacing the full stop at the end of sub-clause (c) with "; and" and adding the following new sub-clause (d) at the end of the clause:

"(d)
as soon as possible, but in no event later than 15 days after the end of each calendar month during the Financial Year of the Borrower, a monthly cash balance report which sets out the all cashflows of the Borrower and its subsidiaries, on a consolidated basis, during the relevant calendar month provided in good faith by the chief financial officer of the Borrower."

(i)	Clause 12.3 of the Loan Agreement shall be deleted and replaced as follows:

"12.3
Maintenance of listing. The Borrower will at all times maintain the listing of its common shares, par value $0.001 per share, on the New York Stock Exchange or, provided there is a transfer of the listing of such common shares without any interruption of stock trading, on Nasdaq or NYSE MKT. For the avoidance of doubt, the Borrower shall not be permitted to cease to do any of the following (i) list such common shares on any of the New York Stock Exchange, Nasdaq, or NYSE MKT; and (ii) maintain its reporting company status;".

(j)	Clause 12.4 of the Loan Agreement shall be deleted and replaced as follows:

"12.4	Negative undertakings. The Borrower will not and shall procure that each Owner will not:

(a)	change the nature of its business; or

(b)
in the case of the Borrower only, pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital during the Waiver Period, or with effect from 1 January 2015 and thereafter if (i) an Event of Default has occurred and has not been remedied or (ii) an Event of Default will result from the payment of a dividend or the making of any other form of distribution or (iii) after the payment of such dividend or the making of such distribution the minimum liquidity (as calculated in accordance with Clause 12.6(b) below) after such distribution shall be less than the greater of (i) $25,000,000 or (ii) $1,250,000 multiplied by the number of Fleet Vessels; or

(c)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in the Borrower's or that Owner's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower or the Owner than those which it could obtain in a bargain made at arms' length;

(d)
for the avoidance of doubt, subject to the provisions of Clause 12.4(b) each Owner is permitted at any time, in such manner and as many times as it deems fit to pay dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital to the Borrower;

(e)	allow any Owner to open or maintain, any account with any bank or financial institution except accounts with the Agent for the purposes of the Finance Documents;

(f)	allow any Owner to issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(g)
allow any Owner to acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks or enter into any transaction in a derivative other than Transactions;

(h)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation;

(i)
during the Waiver Period, incur any new Financial Indebtedness excluding committed but undocumented loans for the Fleet Vessels as at the Effective Date and new loans or credit facilities to finance the construction of the two newbuilding container vessels with hull numbers 656 and 657), refinance or restructure any loan or credit facilities (excluding any refinancing of such existing loans on a Dollar for Dollar basis and on otherwise similar terms and conditions as determined by the Agent in its sole discretion) or allow any lien to arise in respect of its assets, the Ships or any other Fleet Vessel; and

(j)	during the Waiver Period, prepay any Financial Indebtedness of the Group or incurred in relation to another Fleet Vessel.".

(k)
Clause 12.6(a) of the Loan Agreement shall be amended by inserting the words: "(excluding balloon amounts of long term loan facilities falling due during such Test Period)" after the words "less current liabilities".

(I)
Clause 12.6(b) of the Loan Agreement shall be amended so that the reference at (i) to "$15,000,000" shall be deleted and replaced with a reference to "$10,000,000" but, for the avoidance of doubt, the reference to "$750,000 multiplied by the by the number of Fleet Vessels" in (ii) shall remain the same.

(m)
During the Waiver Period the requirement of the Borrower to comply with the minimum interest coverage covenant set out in clause 12.6(c) of the Loan Agreement shall be waived by the Agent on behalf of the Majority Lenders.

(n)
During the Waiver Period the requirement of the Borrower to comply with the maximum leverage covenant set out in clause 12.6(d) of the Loan Agreement shall be waived by the Agent on behalf of the Majority Lenders.

(o)	Clause 12.6(e) of the Loan Agreement shall be amended so that it reads as follows:

"12.6 (e) Maximum Indebtedness. The ratio of the aggregate Financial Indebtedness net of Cash and Cash Equivalents (including restricted but unpledged cash representing minimum liquidity required to be maintained under Financial Indebtedness) to the Total Assets adjusted to reflect the difference between the Book Value of all Fleet Vessels and the Market Value of the Fleet Vessels owned by the Group on the last day of such Test Period shall not exceed:

(i)	0.80:1.00 during the Waiver Period; and

(ii)	0.70:1.00 thereafter."

(p)	A new clause 12.8 shall be inserted into the Loan Agreement which shall read as follows:

"12.8
Minimum credit balance. The Borrower shall procure that, on and from the Delivery Date of each Ship and at all times thereafter while that Ship is subject to a Mortgage, there shall be maintained a minimum credit balance of $750,000 on the Earnings Account relating to that Ship.".

(q)
During the Waiver Period the requirement of the Borrower to comply with the minimum security covenant set out in clause 15.1 of the Loan Agreement shall be reduced to 120 per cent. of the Loan and, for the avoidance of doubt, at the end of the Waiver Period the figure of 130 per cent. of the Loan shall apply once more.

(r)	Schedule 3 Part B shall be amended by the insertion of the following new paragraph below paragraph 8 and above the final paragraph of such Schedule, which shall read as follows:

"9	Evidence that on or before the relevant Delivery Date the sum of $750,000 has been or shall be credited to the Earnings Account relating to the Ship.".

(s)
Schedule 5 of the Loan Agreement shall be amended so that in respect of Hull 612 the Contract Price shall be reduced to $23,958,000 and the Scheduled Delivery Date shall be extended to 31 October 2012 and in respect of Hull 625 the Contract Price shall be reduced to $23,958,000 and the Scheduled Delivery Date shall be extended to 31 October 2013.

5.2	Amendments to each Master Agreement

With effect on and from the Effective Date each Master Agreement shall be, and shall be deemed by this Agreement to be, amended so that the definition of, and references throughout to, the Loan Facility and the Credit Support Documents shall be construed as if the same referred to the Loan Agreement and those Credit Support Documents as amended or supplemented by this Agreement, each Mortgage Addendum and, as so amended each Master Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended.

5.3	Amendments to each Guarantee

With effect on and from the Effective Date each Guarantee shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	by inserting a new clause 11.16, which shall read as follows:

"11.16
Minimum credit balance. The Guarantor shall following delivery of the Ship under the Shipbuilding Contract and at all times thereafter while that Ship is subject to a Mortgage, maintain a minimum credit balance of $750,000 on the Earnings Account relating to that Ship.";

(b)
the definition of, and references throughout each Guarantee to, the Loan Agreement, the Master Agreements and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Master Agreements and those Finance Documents as amended and supplemented by this Agreement;

(c)
the definition of, and references throughout each of the Guarantees to, each Mortgage shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum (if any); and

(d)	by construing references throughout each Guarantee to "this Guarantee", "hereunder" and other like expressions as if the same referred to that Guarantee as amended and supplemented by this Agreement.

5.4	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents (other than the Loan Agreement, each Guarantee and each Existing Mortgage which is amended and supplemented by the relevant Mortgage Addendum), shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Master Agreements and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Master Agreements and those Finance Documents as amended or supplemented by this Agreement;

(b)
the definition of, and references throughout each of the Finance Documents to, each Mortgage shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum (if any);

(c)
in relation to the General Assignments relating to each of the Existing Ships, such General Assignments shall be read and construed as supplementing the relevant Existing Mortgage as amended and supplemented pursuant to relevant the Mortgage Addenda (as the case may be) and references therein to the Mortgage shall be read and construed accordingly;

(d)
the definition of, and references throughout each of the Finance Documents to each Guarantee, shall be construed as if the same referred to that Guarantee as amended and supplemented by this Agreement;

(e)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.5	Finance Documents to remain in full force and effect

The Finance Documents other than the Loan Agreement and the Master Agreements shall remain in full force and effect as amended by:

(a)	the amendments contained or referred to in Clauses 5.3 and 5.4 and each Mortgage Addendum; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower's and Guarantor's obligation to execute further documents etc.

The Borrower and each Guarantor shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Security Trustee may, by notice to the Borrower or that Guarantor, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended or supplemented by this Agreement, or by the relevant Mortgage Addendum; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Security Trustee may specify the terms of any document to be executed by the Borrower or the relevant Guarantor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrower or the relevant Guarantor shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action

At the same time as the Borrower or the relevant Guarantor delivers to the Security Trustee any document executed under Clause 6.1(a), the Borrower or the relevant Guarantor shall also deliver to the Security Trustee a certificate signed by the Secretary of the Borrower or the relevant Guarantor which shall:

(a)	set out the text of a resolution of the Borrower's or the relevant Guarantor's directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower's or the Guarantor's articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1	Amendment fee

The Borrower shall pay to the Agent on or before the Effective Date a non-repayable amendment fee of $60,000 being an amount of $15,000 due to each Lender, to be paid by the Borrower to the Agent for distribution to each Lender.

7.2	Expenses

The provisions of clauses 20.2 through to 20.3 (fees and expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1	General

The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law

This Agreement and any non-contractual obligations arising in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

This Agreement has been duly executed and delivered as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS

Lender	Lending Office

Nordea Bank Finland plc, London Branch	City Place House 55 Basinghall Street London EC2V 5NB Fax: +44 (0) 20 7726 9188 Attn: Shipping Department

with a copy to	Fax: +44(0)207726 9102 Attn: Loan Administration

NIBC Bank N.V.	Carnegieplein 4 2517 KJ The Hague The Netherlands Fax: +31 (0) 70 342 5577 Attn: Michael de Visser / Frederik de Haas van Dorsser

ITF International Transport Finance Suisse AG	Wasserwerkstrasse 12 CH-8006 Zurich Switzerland Fax: +41 44 3656 214 Attn: Ms Natalja Formuzala

Skandinaviska Enskilda Banken AB (publ)	SE-106 40 Stockholm Sweden

contact for credit matters	P.O. Box 1843, Vika Filipstad Brygge 1 NO-0123 Oslo Norway Fax: +47 22 827 131 Attn: Trine von Erpecom / Egil Aarrestad

SCHEDULE 2

LEAD ARRANGERS AND SWAP BANKS

Lead Arrangers and Swap Banks	Office

Nordea Bank Finland plc, London Branch	City Place House 55 Basinghall Street London EC2V 5NB Fax: +44 (0) 20 7726 9188 Attn: Shipping Department

Copy Fax: +44(0)207726 9102 Attn: Loan Administration

NIBC Bank N.V.	Carnegieplein 4 2517 KJ The Hague The Netherlands Fax: +31 (0) 70 342 5577 Attn: Michael de Visser / Frederik de Haas van Dorsser

Skandinaviska Enskilda Banken AB (publ)	SE-106 40 Stockholm Sweden

contact for credit matters	P.O. Box 1843, Vika Filipstad Brygge 1 NO-0123 Oslo Norway Fax: +47 22 827 131 Attn: Trine von Erpecom / Egil Aarrestad

Lead Arranger	Office

ITF International Transport Finance Suisse AG	Wasserwerkstrasse 12 CH-8006 Zurich Switzerland Fax: +41 44 3656 214 Attn: Ms Natalja Formuzala

SCHEDULE 3

EXISTING SHIPS

Ship	Owner
1 PROSPEROUS SEAS	Coral Ventures Inc.
2 PRECIOUS SEAS	Winselet Shipping & Trading Co. Ltd

SCHEDULE 4

EXISTING MORTGAGES

Mortgage	Dater
1 in respect of PROSPEROUS SEAS	4 May 2012
2 in respect of PRECIOUS SEAS	18 June 2012

SCHEDULE 5

CREDIT FACILITIES

Agent/Lead Arranger	Facility Date	Original Facility Amount ($)	Current Amount Outstanding ($)
UniCredit Bank AG	19 November 2007	90,000,000	25,587,000
Bank of Ireland	30 March 2009	30,000,000	14,800,000
Commerzbank AG	18 August 2011	57,000,000	50,550,000
Bank of Scotland Plc	4 December 2007	89,000,000	36,616,864
HSBC Bank Plc	2 July 2010	22,000,000	18,000,000
HSH Nordbank AG	31 July 2008	51,500,000	22,125,000

EXECUTION PAGES

THE BORROWER
EXECUTED as a DEED by	)	/s/ James Clayton
	)	James Clayton
for and on behalf of f	)	Attorney-in-Fact
PARAGON SHIPPING INC.	)
in the presence of:	)	/s/ Ben Dancy
Ben Dancy
/s/ Kulraj Badhesha		Attorney-in-Fact
Kulraj Badhesha
Trainee Solicitor
London EC2A 2HB

THE LENDERS
EXECUTED as a DEED by	)	/s/ Thor Erling Kylstad
	)	Thor Erling Kylstad
for and on behalf of	)	Head of Shipping
NORDEA BANK FINLAND PLC, London Branch	)	London Branch
in the presence of:	)
/s/ Nasos Tsarouchis
/s/ Asja Pellinen		Nasos Tsarouchis
Asja Pellinen		Relationship Manager
Assistant Relationship Manager		Shipping, Offshore & Oil Services
Nordea Bank Finland Plc
London Branch

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ R.A. de Haes
NIBC BANK N.V.	)	R.A. de Haes
in the presence of:	)	Associate

/s/ Frederik de Hans van Dorsser		/s/ Illegible
Frederik de Hans van Dorsser		Illegible

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ Natalja Formuzala
ITF INTERNATIONAL TRANSPORT FINANCE SUISSE AG	)	Natalja Formuzala
in the presence of:	)	/s/ Alexander Schaffert
	)	Alexander Schaffert
/s/ George Kyriakatos	)
George Kyriakatos	)
)

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ Erling Amundsen
SKANDINAVIISKA ENSKILDA BANKEN AB (PUBL))		Erling Amundsen
in the presence of:	)
	)	/s/ Per Olav Bucher-Johannessen
/s/ Trine von Eprecom	)	Per Olav Bucher-Johannessen
Trine von Eprecom

LEAD ARRANGERS

EXECUTED as a DEED by	)	/s/ Thor Erling Kylstad
	)	Thor Erling Kylstad
for and on behalf of f	)	Head of Shipping
NORDEA BANK FINLAND PLC, London Branch	)	London Branch
in the presence of:	)
/s/ Nasos Tsarouchis
/s/ Asja Pellinen		Nasos Tsarouchis
Asja Pellinen		Relationship Manager
Assistant Relationship Manager		Shipping, Offshore & Oil Services
Nordea Bank Finland Plc
London Branch

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ R.A. de Haes
NIBC BANK N.V.	)	R.A. de Haes
in the presence of:	)	Associate

/s/ Frederik de Hans van Dorsser		/s/ Illegible
Frederik de Hans van Dorsser		Illegible

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ Natalja Formuzala
ITF INTERNATIONAL TRANSPORT FINANCE SUISSE AG	)	Natalja Formuzala
in the presence of:	)	/s/ Alexander Schaffert
Alexander Schaffert
/s/ George Kyriakatos
George Kyriakatos

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ Erling Amundsen
SKANDINAVIISKA ENSKILDA BANKEN AB (PUBL))		Erling Amundsen
in the presence of:	)	/s/ Per Olav Bucher-Johannessen
Per Olav Bucher-Johannessen
/s/ Trine von Eprecom
Trine von Eprecom

SWAP BANKS

EXECUTED as a DEED	)	/s/ Thor Erling Kylstad
	)	Thor Erling Kylstad
for and on behalf of	)	Head of Shipping
NORDEA BANK FINLAND PLC, London Branch	)	London Branch
in the presence of:	)
/s/ Nasos Tsarouchis
/s/ Asja Pellinen		Nasos Tsarouchis
Asja Pellinen		Relationship Manager
Assistant Relationship Manager		Shipping, Offshore & Oil Services
Nordea Bank Finland Plc
London Branch

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ R.A. de Haes
NIBC BANK N.V.	)	R.A. de Haes
in the presence of:	)	Associate

EXECUTED as a DEED by	)
)
for and on behalf of	)	/s/ Erling Amundsen
SKANDINAVIISKA ENSKILDA BANKEN AB (PUBL))		Erling Amundsen
in the presence of:	)
/s/ Per Olav Bucher-Johannessen
/s/ Trine von Eprecom		Per Olav Bucher-Johannessen
Trine von Eprecom

BOOKRUNNER

EXECUTED as a DEED	)	/s/ Thor Erling Kylstad
	)	Thor Erling Kylstad
for and on behalf of	)	Head of Shipping
NORDEA BANK FINLAND PLC, London Branch	)	London Branch
in the presence of:	)
/s/ Nasos Tsarouchis
/s/ Asja Pellinen		Nasos Tsarouchis
Asja Pellinen		Relationship Manager
Assistant Relationship Manager		Shipping, Offshore & Oil Services
Nordea Bank Finland Plc
London Branch

THE AGENT

EXECUTED as a DEED	)	/s/ Thor Erling Kylstad
	)	Thor Erling Kylstad
for and on behalf of	)	Head of Shipping
NORDEA BANK FINLAND PLC, London Branch	)	London Branch
in the presence of:	)
/s/ Nasos Tsarouchis
/s/ Asja Pellinen		Nasos Tsarouchis
Asja Pellinen		Relationship Manager
Assistant Relationship Manager		Shipping, Offshore & Oil Services
Nordea Bank Finland Plc
London Branch

THE SECURITY TRUSTEE

EXECUTED as a DEED	)	/s/ Thor Erling Kylstad
NORDEA BANK FINLAND PLC, London Branch	)	Thor Erling Kylstad
for and on behalf of	)	Head of Shipping
	)	London Branch
in the presence of:	)
/s/ Nasos Tsarouchis
/s/ Asja Pellinen		Nasos Tsarouchis
Asja Pellinen		Relationship Manager
Assistant Relationship Manager		Shipping, Offshore & Oil Services
Nordea Bank Finland Plc
London Branch

GUARANTORS

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ James Clayton
OVATION SERVICES INC.	)	James Clayton
in the presence of:	)	Attorney-in-Fact

/s/ Kulraj Badhesha
Kulraj Badhesha
Trainee Solicitor
London EC2A 2HB

EXECUTED as a DEED by	)
)
for and on behalf of	)	/s/ James Clayton
CORAL VENTURES INC.	)	James Clayton
in the presence of:	)	Attorney-in-Fact

/s/ Kulraj Badhesha
Kulraj Badhesha
Trainee Solicitor		/s/ James Clayton
James Clayton
Attorney-in-Fact

EXECUTED as a DEED by	)
)
for and on behalf of	)	/s/ James Clayton
WINSELET SHIPPING & TRADING CO. LTD.	)	James Clayton
in the presence of:	)	Attorney-in-Fact

/s/ Kulraj Badhesha
Kulraj Badhesha
Trainee Solicitor

EXECUTED as a DEED by	)
)
for and on behalf of	)	/s/ James Clayton
AMINTA INTERNATIONAL S.A.	)	James Clayton
in the presence of:	)	Attorney-in-Fact

/s/ Kulraj Badhesha
Kulraj Badhesha
Trainee Solicitor

EXECUTED as a DEED	)
)
for and on behalf of	)	/s/ James Clayton
ADONIA ENTERPRISES S.A.	)	James Clayton
in the presence of:	)	Attorney-in-Fact

/s/ Kulraj Badhesha
Kulraj Badhesha
Trainee Solicitor

APPENDIX
FORM OF MORTGAGE ADDENDUM

FORM OF LIBERIAN MORTGAGE ADDENDUM

THIS ADDENDUM (THE "ADDENDUM") TO FIRST PREFERRED LIBERIAN MORTGAGE made on [•] 2013

BETWEEN:

(1)	[CORAL VENTURES INC.] [WINSELET SHIPPING & TRADING CO. LTD.], a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the "Owner"); and

(2)
NORDEA BANK FINLAND PLC, London Branch, a company incorporated in Finland acting through its office at City Place House, 55 Basinghall Street, London EC2V 3NB, England as Security Trustee (in such capacity, the "Mortgagee", which expression shall include its successors and assigns) for the Creditor Parties.

IS SUPPLEMENTAL to a first preferred Liberian mortgage dated [4 May 2012] [18 June 2012] (the "Original Mortgage") by which the Owner mortgaged to and in favour of the Mortgagee on the terms and conditions therein contained the Liberian registered vessel m.v. ["PROSPEROUS SEAS"] ["PRECIOUS SEAS"] with Official Number [15292] [15293] (the "Vessel").

WHEREAS:

(A)	The Owner is the sole owner of the whole of the Vessel.

(B)
By a loan agreement dated -5 May 2011 (the "Loan Agreement") and made between (i) Paragon Shipping Inc. as borrower (the "Borrower"), (ii) the banks and financial institutions listed in Schedule 1 Part A therein as lenders (the "Lenders"), (iii) the banks and financial institutions listed in Schedule 1 Part B therein as lead arrangers and as swap banks (the "Swap Banks") and (iv) Nordea Bank Finland plc as agent (the "Agent"), as bookrunner (the "Bookrunner") and as security trustee (the "Security Trustee"), it was agreed that the Lenders would make available to the Borrower a facility of up to US$89,515,100.

(C)
By an ISDA master agreement dated 3 May 2012 (the "Master Agreement") and made between Nordea Bank Finland Plc. as a Swap Bank and the Borrower, the Swap Bank have agreed to enter into Designated Transactions with the Borrower from time to time to hedge the Borrower's exposure to interest rate fluctuations under the Loan Agreement.

(D)
By a guarantee (the "Guarantee") dated 5 May 2011 and made between (i) the Owner and (ii) the Mortgagee, the Owner has guaranteed the Borrower's obligations under the Loan Agreement, the Master Agreement and the other Finance Documents.

(E)	By the Agency and Trust Agreement entered into pursuant to the Loan Agreement, it was agreed that the Mortgagee would hold the Trust Property on trust for the Lenders.

(F)
The Owner has executed and delivered to the Mortgagee as security for its obligations under the Guarantee and for the performance and observance of and compliance with the covenants terms and conditions contained in the Original Mortgage and in the other Finance Documents to which the Owner is a party and the Original Mortgage was recorded in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia in New York, New York on [3 May 2012] [17 June 2012] at [10:31PM][10:31PM] E.D.S.T. in Book PM [64][64] at page [372][504].

(G)	Pursuant to, and subject to and upon the terms and conditions of a supplemental agreement to the Loan Agreement (the "Supplemental Agreement") dated [•] 2013 between (i) the

Borrower, (ii)( the Lenders, (iii) the Swap Banks, (iv) the Agent, (v) the Bookrunner, (vi) the Mortgagee and (vii) the Owner, [Winselet Shipping & Trading Co. Ltd.] [Coral Ventures Inc.], Ovation Services Inc., Adonia Enterprises S.A. and Aminta International S.A. as guarantors, the Creditor Parties agreed to certain amendments being made to the Loan Agreement, including but not limited to, a temporary increase in the Margin by 0.75% to apply until the 31 December 2014. A copy of the form of the Supplemental Agreement (without the Appendix) is annexed hereto as Exhibit A and forms an integral part hereof.

(H)	It is a condition to the effectiveness of the Supplemental Agreement that, among other things, that the Owner and the Mortgagee execute and deliver this Addendum.

NOW THIS ADDENDUM WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Words and expressions defined in the Original Mortgage shall have the same meanings when used in this Addendum unless the context otherwise requires.

In consideration of the premises and other good and valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Vessel owned by it to the Mortgagee as security for (i) the due and punctual payment of all sums now or hereafter due by the Owner to the Mortgagee under or in connection with the Loan Agreement as amended by the Supplemental Agreement and the other Finance Documents to which the Owner is a party (as amended and supplemented from time to time) and (ii) the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents to which the Owner is a party (as amended and supplemented from time to time).

3	With effect from the date hereof the Original Mortgage shall be and is hereby amended as follows:

(a)	by construing all references therein to the "Loan Agreement" as references to the Loan Agreement as amended and supplemented by the Supplemental Agreement;

(b)	by construing all references therein to the "Master Agreement" as references to the Master Agreement as amended and supplemented by the Supplemental Agreement;

(c)	by construing all references therein to "Guarantee" as references to the Guarantee as supplemented by the Supplemental Agreement;

(d)	by construing all references therein to "Finance Documents" as that term is amended by the Supplemental Agreement and this Addendum; and

(e)	by construing all reference therein to "the Mortgage", "hereunder", "hereof" or "herein" or words of like import to mean and refer to the Original Mortgage as amended hereby.

4
Save as expressly amended hereby, the Original Mortgage shall remain in full force and effect and shall continue to stand as security for the obligations thereby secured as amended and supplemented by the Supplemental Agreement.

5
The Owner undertakes with the Mortgagee to cause this Addendum to be recorded at the offices of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia in New York as prescribed by Chapter 3 of Title 21 of the Liberian Code of Laws of 1956 as amended and otherwise comply with and satisfy all the requirements and formalities established by the said Liberian Code of Laws and any other pertinent legislation of the Republic of Liberia and otherwise to perfect this Addendum as an addendum to the Original Mortgage, and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for their satisfaction with respect to the Owner's compliance with the provisions of this Clause.

6
For the purposes of recording this Addendum as required by Chapter 3 of Title 21 of the Liberian Code of Laws of 1956, as amended, the total amount of the direct and contingent obligations secured by the Original Mortgage as amended by this Addendum remains eighty six million nine hundred and eight four thousand nine hundred and fifty United States Dollars (US$86,984,950), together with interest, fees, commissions and performance of mortgage covenants. The date of maturity remains on demand and there is no separate discharge amount.

IN WITNESS WHEREOF the Owner has caused this Addendum to be duly executed on [5] 2013.

[CORAL VENTURES INC.] [WINSELET SHIPPING & TRADING CO. LTD.]

By:__________________________
      [●]
      Attorney-in-Fact

NORDEA BANK FINLAND PLC, London Branch as Mortgagee (in its capacity, as Security Trustee)

By:__________________________
      [●]
      Attorney-in-Fact

ACKNOWLEDGEMENT OF MORTGAGE ADDENDUM

CITY OF PIRAEUS	)
	)	S.S.
GREECE	)

On this [●] day of [●] 2013 before me personally appeared [●] to me known, who being by me duly sworn, did depose and say that [s]he resides at []; that [s]he is an Attorney-in-Fact for [CORAL VENTURES INC.] [WINSELET SHIPPING & TRADING CO. LTD.], the corporation described in and which executed the foregoing instrument; and that [s]he signed [his] [her] name thereto by order of the Board of Directors of the said Corporation.

_______________________________
Notary Public

ACKNOWLEDGEMENT OF MORTGAGE ADDENDUM

CITY OF PIRAEUS	)
	)	S.S.
GREECE	)

On this [●] day of [●] 2013 before me personally appeared [●] to me known, who being by me duly sworn, did depose and say that [s]he resides at [●]; that [s]he is an Attorney-in-Fact NORDEA BANK FINLAND PLC, London Branch, the corporation described in and which executed the foregoing instrument; and that [s]he signed [his] [her] name thereto by order of the Board of Directors of the said Corporation.

_______________________________
Notary Public